UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 6, 2010

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300

Salt Lake City, UT 84123

(Address of principal executive offices)

(801) 312-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Current Report on Form 8-K/A as Amendment No.1 to its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission on April 12, 2010.

Item 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Otix Global, Inc. (“Otix”) received a letter from the Nasdaq Stock Market on April 6, 2010 informing Otix that its common stock had not closed at or above $1.00 per share for more than a minimum of 10 consecutive business days. This letter further informed Otix that its common stock would be delisted from The Nasdaq Global Market and that trading of its common stock would be suspended at the opening of business on April 15, 2010. However, on April 12, 2010, Otix Global, Inc. received a follow-up letter from The Nasdaq Stock Market informing Otix that for the previous 10 business days the bid price of Otix’s common stock had closed above the minimum $1.00 per share requirement for continued inclusion under Listing Rule 5450(a)(1) and that it was now in compliance with Listing Rule 5450(a)(1). Therefore, Otix is in compliance with Listing Rule 5450(a)(1) and its common stock will not be delisted and suspended from trading.

Otix implemented a reverse stock split of a ratio of 1-for-5 on March 29, 2010, and since March 29, 2010, the bid price of Otix’s common stock has closed at more than $1.00 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2010

OTIX GLOBAL, INC.

/s/ MICHAEL M. HALLORAN
Michael M. Halloran
Vice President and Chief Financial Officer